C O L E
COLE CREDIT PROPERTY TRUST II, INC.

February 10, 2006

Contact:
John H. Lotka, Chief Marketing Officer
602-778-8739

For Immediate Release:

Cole Credit Property Trust II, Inc. announces the acquisition of two single-tenant retail properties located in Colorado, leased to Sam’s Club and Hobby Lobby

On February 6, 2006, a wholly-owned subsidiary of the operating partnership of Cole Credit Property Trust II, Inc. acquired two single-tenant retail buildings totaling approximately 198,477 square feet on an approximately 17.84 acre site located in Denver, Colorado. The buildings are 100% leased to Sam’s Club and Hobby Lobby, through the initial lease terms, both of which expire on November 30, 2016.

About the Tenants

Sam’s Club operates membership warehouse stores in 48 states across the United States. Hobby Lobby operates retail arts and crafts stores in 28 states across the United States.

About Cole Credit Property Trust II, Inc.

Cole Credit Property Trust II, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ended December 31, 2005. The investment objectives of Cole Credit Property Trust II, Inc. are to provide current income, preservation and return of capital, and growth in the value of its investments.

This release may contain forward-looking statements relating to the business and financial outlook of Cole Credit Property Trust II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the prospectus for the offering of equity of Cole Credit Property Trust II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
602-778-8700